UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2022

THE ARENA GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

delaware	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, 24th Floor, New York, New York	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-321-5002

(Former Name, or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, par value $0.01 per share	AREN	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2022, The Arena Group Holdings, Inc. (the “Company,” or “we”) entered into a Stock Purchase Agreement (the “SPA”) with Athlon Holdings, Inc., a Tennessee corporation (“Athlon”), as well as with Athlon’s current security holders representing all of the issued and outstanding securities of Athlon (the “Sellers”), whereby on April 1, 2022, the Company purchased all such securities (the “Athlon Securities”), for total consideration of approximately $18.1 million (the “Purchase Price”), subject to customary working capital adjustments. As part of the transaction, the Company also acquired approximately $1.8 million in cash. As a result, the Company now owns 100% of Athlon.

Pursuant to the terms and subject to the conditions set forth in the SPA, in exchange of the Athlon Securities, the Company agreed to pay the Purchase Price, comprised of a cash payment of approximately $15.1 million (the “Cash Payment”) and the issuance of restricted shares of the Company’s common stock with a fair market value of $3.0 million (the “Stock Payment”). The Stock Payment was determined based on the average closing price of the Company’s common stock for the 10 trading days preceding the April 1, 2022 closing date. This resulted in the issuance of 314,103 restricted shares of the Company’s common stock to the Sellers. All Cash Payments and Stock Payments made to the Sellers were based on each Seller’s pro rata share of Athlon immediately prior to closing of the transactions contemplated by the SPA.

Accordingly, due at closing was approximately $11.8 million cash and 314,103 restricted shares of the Company’s common stock. The remaining approximately $3.2 million of the Cash Payment will be paid as follows: (i) $3.0 million will be paid to the Sellers on the nine-month anniversary of the closing date, or January 1, 2023, and (ii) $245,000 will be paid within two business days from the date the Company receives proceeds from the sale of all or a portion of the equity interest in Just Like Falling Off a Bike, LLC.

The SPA contains certain customary representations, warranties, and covenants. The SPA also requires certain of the Sellers to enter into non-compete agreements with the Company, which contain certain non-competition and non-solicitation agreements in favor of the Company. Finally, in connection with the transactions contemplated by the SPA, certain of Athlon’s key employees entered into either advisory agreements or employment agreements with a wholly-owned subsidiary of Company.

The foregoing is only a brief description of the respective material terms of the SPA and is qualified in its entirety by reference to the SPA that is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 above relating to the entry into the SPA in connection with the acquisition of Athlon is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

The 314,103 shares of the Company’s common stock comprising the Stock Payment issued to the Sellers have not been registered under the Securities Act of 1933, as amended (the “Act”). The Company relied on an exemption under Section 4(a)(2) of the Act as a transaction of an issuer not involving a public offering. Each of the Sellers represented in the SPA that they are accredited investors within the meaning of Rule 501 of Regulation D and are acquiring the shares for investment only and not with a view toward, or for resale in connection with, the public sale or distribution thereof. The shares comprising the Stock Payment were offered without any general solicitation by the Company or its representatives.

Item 5.08 Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Report is incorporated by reference into this Item 5.08.

Item 7.01 Regulation FD Disclosure.

On April 4, 2022, the Company issued a press release announcing the closing of the acquisition of Athlon. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated by reference herein. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Act or the Exchange Act.

Item 8.01 Other Events.

The Board of Directors (the “Board”) of the Company has set the date of the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) for June 2, 2022. The exact time and place of the 2022 Annual Meeting will be specified in the Company’s notice of annual meeting and related proxy statement for the 2022 Annual Meeting. The Board also established the close of business on May 2, 2022 as the record date for determining stockholders entitled to receive notice of, and to vote at, the 2022 Annual Meeting.

The Company held its 2021 annual meeting of stockholders in October 2021. As a result, under the Company’s Second Amended and Restated Bylaws (the “Bylaws”), for stockholder proposals and director nominations to be presented at the 2022 Annual Meeting (other than by means of inclusion of a stockholder proposal in the proxy materials pursuant to Rule 14a-8 under the Exchange Act, which is described below), the Company must receive proper written notice at the Company’s principal executive offices (as set forth below) no later than close of business on April 16, 2022. The notice must include all of the information required by the Company’s Bylaws and applicable securities laws.

In addition, stockholder proposals intended for inclusion in the Company’s definitive proxy statement for the 2022 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive office no later than close of business on April 16, 2022 (which the Company believes is a reasonable time before it begins to print and send its proxy materials). Any such proposal must also meet the requirements set forth in the rules and regulations of the Exchange Act in order to be eligible for inclusion in the proxy materials for the 2022 Annual Meeting.

All such proposals and nominations must be in writing and addressed to the Company’s Secretary at 200 Vesey Street, 24th Floor, New York, New York, 10281, Attn: Douglas B. Smith.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibits	Description of Exhibit
10.1*	Stock Purchase Agreement by and among Athlon Holdings, Inc., the Company, and the Sellers set forth therein, dated as of April 1, 2022

99.1*	Press Release dated April 4, 2022

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARENA GROUP HOLDINGS, INC.

Dated: April 6, 2022	By:	/s/ Douglas B. Smith
	Name:	Douglas B. Smith
	Title:	Chief Financial Officer